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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 3

                            RELIASTAR FINANCIAL CORP.
           -----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Delaware                                     41-1620373
   -------------------------------                  -----------------------
     (State of incorporation or                         (I.R.S. Employer
           organization)                              Identification No.)



     20 Washington Avenue South
       Minneapolis, Minnesota                                55401
-------------------------------------                -----------------------
  (Address of principal executive                          (Zip Code)
              offices)


        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

        Securities Act registration statement file number to which this form relates: N/A (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each                          Name of each exchange on
        class to be so                         which each class is to be
        registered                             registered

                N/A                                       N/A
        --------------------                   --------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Share Purchase Rights
                         -------------------------------
                                (Title of Class)
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Item 1.    Description of Registrant's Securities to be Registered.

        Effective February 11, 1999, ReliaStar Financial Corp. amended and restated the Rights Agreement dated as of October 7, 1988, as amended, between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent.

        The amendment and restatement of the Rights Agreement, among other things, effected the following changes:

        (1) Eliminated the flexible redemption window from the Rights Agreement, which permitted ReliaStar's board of directors to redeem the rights for a limited period of time after a triggering event (that is, after a person had acquired 20% or more of ReliaStar's outstanding shares) if a majority of the directors were "continuing directors."

        (2) Added certain provisions that address inadvertent triggering of the rights.

        (3) Changed references throughout the Rights Agreement from "one-tenth" to "one-twentieth" of a preferred share (and made other corresponding changes) to reflect adjustments arising from ReliaStar's two-for-one stock split in 1997.

        The foregoing summary of the amendment and restatement is not complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is attached as an exhibit hereto and incorporated by reference herein.

Item 2.    Exhibits.

        1. Amended and Restated Rights Agreement dated as of February 11, 1999 between ReliaStar Financial Corp. and Norwest Bank Minnesota, National Association, as Rights Agent.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      RELIASTAR FINANCIAL CORP.



Dated:  February 26, 1999             By:      /s/ Richard R. Crowl
                                         --------------------------------------

                                        Its: Senior Vice President and Secretary
                                             -----------------------------------

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